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Exhibit 12

Computation of Ratios of Earnings to Fixed Charges
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                                                                                                 Three months ended
                                         Twelve months ended October 31,                             January 31,
                            ----------------------------------------------------------------  -------------------------
                              1998          1999          2000         2001          2002           2002        2003
                              ----          ----          ----         ----          ----           ----        ----
Earnings:
Income before
   income taxes              $132,666      $161,678     $232,766      $339,712      $347,318       $69,984     $71,920
Interest expense               37,522        41,896       46,816        59,038        65,344        14,986      19,024
Rent expense                      293           425          639           852           930           237         273
Amortization                    1,094         1,538          635           897         1,037           259       1,230
                        --------------------------------------------------------------------- -------------------------
                             $171,575      $205,537     $280,856      $400,499      $414,629       $85,466     $92,447
                        ===================================================================== =========================

Fixed charges:
Homebuilding
Interest incurred             $39,801       $52,914      $60,275       $79,245       $90,331       $22,878     $28,701
Rent expense                      293           425          639           852           930           237         273
Amortization                    1,094         1,538          635           897         1,037           259       1,230
                        --------------------------------------------------------------------- -------------------------
                              $41,188       $54,877      $61,549       $80,994       $92,298       $23,374     $30,204
                        ===================================================================== =========================

Ratio                            4.17          3.75         4.56          4.94          4.49          3.66        3.06

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